EXHIBIT 23(b)

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Associates Realty Corp. 1996 Stock
Option Plan, as amended through September 8, 1999, of Reckson Associates
Realty Corp. (the "Company") for the registration of 200,000 shares of common stock of our reports dated (i) February 11, 1999, with respect to the consolidated financial statements and schedule of the Company for the years ended December 31, 1998 and 1997 included in its Annual Report (Form 10-K) and Form 8-K filed with the Securities and Exchange Commission on March 16, 1999 and March 1, 1999, respectively and (ii) March 4, 1999 with respect to the combined statement of revenues and certain expenses of 919 Third Avenue (as defined therein) for the year ended December 31, 1998 included in the Company's Form 8-K filed with the Securities and Exchange Commission on May 11, 1999.

                                                    /s/ Ernst & Young LLP

New York, New York
September 8, 1999